EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT (hereinafter the "Agreement"), dated January 27, 1999, by and between AHC I Acquisition Corporation ("AHC"), AKI Holding Corp. ("Holding"), and AKI, Inc. ("AKI") (AHC, Holding and AKI, collectively referred to as the "Company"), and William J. Fox (the "Executive").

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions set forth in this Agreement.

         NOW,  THEREFORE,  in  consideration of the premises and the obligations
undertaken  by  the  parties   pursuant  hereto  and  other  good  and  valuable
consideration, the Company and the Executive agree as follows:

         1.       Employment.  Subject  to the  terms  and  conditions  of  this
                  ----------
Agreement, during the Term (as defined below) the Company will employ the Executive, and the Executive will be employed exclusively by the Company. The Executive will hold the offices of Chief Executive Officer of AHC, Holding and AKI and, on or before July 1, 1999, Chairman of AKI, and, with the consent of the Executive, such additional offices as the Board of Directors of the Company (the "Board") may from time to time determine. Executive shall also serve on the Board for no additional consideration. Except as otherwise provided herein, the Executive will devote his full-time business efforts to the Company. The Executive shall report directly to the Board. All Company functions shall report to Executive. Executive shall have such duties and authorities that are customary for someone of his position. Executive's services hereunder shall be performed at the Company's principal executive offices in New York City and the Executive agrees to travel from time to time and to render his services in other locations in which the Company does business consistent with its reasonable business needs. Notwithstanding the foregoing, to the extent such service will not materially interfere with the performance of Executive's duties hereunder or breach Sections 8, 9, 10, 11, or 12 of this Agreement, he may serve in (a) any other position(s) with nonprofit organizations and (b) with the consent of the Board, as a corporate director for any other entity(ies).

         2.       Term. Unless sooner terminated pursuant to this Agreement, the
                  ----
initial term of the Executive's employment shall commence on February 1, 1999 (the "Commencement Date") and shall end on the third anniversary thereof (the "Term"); provided, that, beginning on the first anniversary of the Commencement
          --------  ----
Date, the Term shall be automatically extended for one (1) additional day, each day, unless either party provides written notice of non-renewal, in which case the Term shall expire two (2) years thereafter.

         3.       Compensation.
                  -------------
                  (a) During the Term, the Company will pay the Executive a salary (the "Base Salary") at the annual rate (pro-rated for portions of any year) of $600,000, subject to increase in the sole discretion of the Board or a duly authorized committee thereof; provided, that, such increase for any year
                                     --------   ----
shall be no less than the percent increase in the consumer price index, with respect to New York, New York for that year. The Base Salary will be paid to Executive in accordance with the Company's regular payroll policy for senior executives of the Company.

                  (b) For each of the fiscal years (or portion thereof) of the Company during the Term, the Board shall establish target EBITDA (as defined below) projections ("Target EBITDA") for the Company. If less than 80% Target EBITDA is achieved for a fiscal year, Executive shall receive no bonus, if 80% of Target EBITDA is achieved for a fiscal year, Executive shall receive a bonus equal to 25% of Base Salary, if 100% of Target EBITDA is achieved for a fiscal year, Executive shall receive a bonus equal to 100% of Base Salary, and if 150% of Target EBITDA or more is achieved for a fiscal year, Executive shall receive a bonus equal to 200% of Base Salary (the "Bonus"). If EBITDA achieved for any fiscal year exceeds 80% Target EBITDA, but is less than 100% Target EBITDA, the Bonus shall be such percentage of Base Salary between 25% and 100%, calculated on a straight-line basis, as corresponds to the relative achievement of Target EBITDA, with 25% corresponding to 80% Target EBITDA and 100% corresponding to 100% Target EBITDA. If EBITDA achieved for any fiscal year exceeds 100% Target EBITDA, but is less than 150% Target EBITDA, the Bonus shall be such percentage of Base Salary between 100% and 200%, calculated on a straight-line basis, as corresponds to the relative achievement of Target EBITDA, with 100% corresponding to 100% Target EBITDA and 200% corresponding to 150% Target EBITDA. Notwithstanding the foregoing, the Bonus for the 1999 fiscal year shall be prorated in the portion that the number of days worked for the Company by the Executive during the 1999 fiscal year bears to 365; provided, that, such 1999
                                                      --------   ----
fiscal year Bonus shall not be less than $250,000.

                  (c) "EBITDA" for a fiscal year (i) shall mean income from continuing operations, before extraordinary items, of the Company and its subsidiaries for such fiscal year, determined in accordance with U.S. generally accepted accounting principles consistently applied in accordance with the accounting methodologies and procedures of the Company and its subsidiaries, plus depreciation and amortization of the Company and its subsidiaries for such period to the extent any such expense was deducted in computing such income from operations, (ii) shall reflect as an expense any expense or charge relating to the Bonus earned by the Executive pursuant to clause (b) above, but shall not reflect as an expense any Acquisition Bonus (as provided below) paid or accrued during that period, (iii) shall not reflect as an expense any extraordinary charges relating to any Company restructuring, reorganization, mass layoff or plant closing and (iv) shall be subject to adjustment as set forth in paragraph
(d) below.

                  (d) From time to time, the Board shall make such adjustments in the EBITDA for a fiscal year, which adjustments shall be in amounts as determined in the Board's reasonable discretion, so that extraordinary charges or credits and the impact of any acquired businesses or divestitures do not distort or affect the calculation in a manner inconsistent with its purpose, which inconsistency shall be determined by the Board in its reasonable discretion in consultation with Executive. The determinations of the Board as provided above shall be final, conclusive and binding on all parties, including Executive, absent proof of error.

                  (e) The Bonus, if any, for any fiscal year will be paid to Executive in accordance with the Company's regular payroll policy for senior executives of the Company within two weeks after the date of the delivery of the Audit Opinion from the Company's independent auditors in connection with the annual audit.

                  (f) During the Term, if the Company, or any subsidiary(ies) thereof, acquires another entity, the Executive shall receive an acquisition bonus ("Acquisition Bonus") based on the Value of the Transaction (as defined below); provided that, without the specific approval of the Board, no such Acquisition Bonus shall be payable in respect of any such acquisition that is initiated during a Disability Period (as defined in Section 5(b)). The amount of the Acquisition Bonus will be 1% on the first $25,000,000 of the Value of the Transaction, 0.5% on the next $25,000,000 and 0.25% thereafter. Such Acquisition Bonus will be paid to Executive within two weeks of the closing of the acquisition transaction. "Value of the Transaction" means the total purchase price paid for the equity of the acquired entity plus debt assumed of the acquired entity as determined in good faith by the Board. Notwithstanding the foregoing, in the event any earn-outs are paid to the seller in any acquisition by the Company, within two weeks following such payment, Executive shall receive an additional amount equal to the difference between the amount of the Acquisition Bonus that would have been paid had the amount of such earn-out payment been included in the Value of the Transaction and the amount of the Acquisition Bonus actually paid.

         4.       Executive Benefits.
                  ------------------

                  (a) During the Term, the Executive shall be entitled to participate in such retirement, profit sharing and pension plans and life and other insurance programs, as well as other benefit programs, which are available to senior executives of the Company, subject to the Company's policies with respect to all of such benefits or insurance programs or plans; provided,
                                                                       ---------
however,  that except as expressly  set forth  herein,  the Company shall not be
-------
obligated to institute or maintain any particular benefit or insurance program or plan or aspect thereof. Notwithstanding the foregoing, during the Term and provided Executive is insurable, Executive shall be entitled to, at the sole cost of the Company, (i) medical and dental insurance coverage for himself, his spouse and dependant children without deductibles and without coinsurance requirements, such medical policy to have a lifetime cap of no less than $1,000,000 per family member, without pre-existing condition limitation, and such policy shall pay for annual medical examinations for Executive, his spouse and dependant children and (ii) a term life insurance policy for Executive, entitling Executive's beneficiaries to at least twice Executive's Base Salary, with an opportunity for Executive to purchase supplemental coverage.

                  (b) The Executive shall be entitled to four weeks vacation per annum during the Term, to be scheduled at mutually agreeable times and to be taken in accordance with the Company's policies.

                  (c) The Company shall reimburse the Executive for all reasonable expenses, including, but not limited to, the use of a cellular phone for Company business and the establishment and maintenance of a home office for Company business, undertaken on behalf of the Company in accordance with the Company's policies, including requirements with respect to reporting and documentation of such expenses. In addition, the Company shall reimburse Executive for the reasonable automobile expenses incurred by Executive for business purposes, including, but not limited to, parking in New York City.

                  (d) The Company shall reimburse the Executive for, or pay on Executive's behalf, reasonable attorneys' fees and expenses incurred in connection with the preparation, review, negotiation, execution and delivery of this Agreement and any other option agreement or other document or instrument executed in connection herewith.

                  (e) The Company shall reimburse Executive the cost for maintaining a membership at the Alpine Country Club; provided, that, such reimbursement shall not exceed $15,000 annually.

                  (f) Immediately following the close of the two potential acquisition transactions for which the Company is presently engaged in discussions, but in no event later than June 30, 1999, AHC shall grant Executive an option to acquire AHC common stock in an amount which would represent 5% of AHC's issued and outstanding common stock on a fully diluted basis on substantially the same terms and conditions as set forth on Exhibit A.

                  (g) The Company shall pay for the reasonable dues, fees and costs of maintaining Executive's membership to one professional association chosen by Executive.

         5.       Death; Disability.
                  -----------------

                  (a)    Death.  The Term shall immediately  terminate  upon the
                         -----
Executive's death; provided, that the obligations of the Company upon the Executive's death shall be as set forth in Section 6(c)(i)(B).

                  (b)    Disability.  If during the Term of this  Agreement  the
                         ----------
Executive becomes unable to perform his duties and responsibilities to the Company or any of its subsidiaries for a period of six months or nine months in any consecutive twelve month period by reason of physical or mental illness, injury, infirmity or condition ("Disability"): (i) the Base Salary otherwise payable during the Disability Period (as herein defined) shall nevertheless be payable on the terms set forth herein to the Executive as a disability benefit ("Disability Benefit") but shall be reduced by disability insurance proceeds (as adjusted to an equivalent taxable benefit) pursuant to any benefit plan of the Company as provided in Section 4(a) or pursuant to any individual disability policy with respect to such Disability, including social security; and (ii) the Company shall not have the right to terminate this Agreement due to such Disability prior to the expiration of the Disability Period. Any dispute as to the existence of a Disability shall be resolved by an independent physician mutually acceptable to the Company and the Executive and such resolution shall be final, conclusive and binding on all parties. As used herein, the term "Disability Period" shall mean the period commencing on the first day of the calendar month following the month during which such Disability occurs and ending on the first to occur of the following: (i) the expiration of this Agreement; (ii) if the Disability is continuous throughout the six consecutive months following the month during which the Disability occurs, then the last day of such sixth consecutive calendar month; and (iii) if the Disability is intermittent during any 12 calendar months following the month during which the Disability initially occurs, then the last day of such 12th calendar month. The Company shall have the right to terminate the Term at the expiration of the Disability Period if and only if the Disability of the Executive is then continuing. Upon such termination, the obligation of the Company shall be set forth in Section 6(c)(i)(C).

         6.       Other Termination.
                  -----------------

                  (a)    Termination by the Company.  The Company shall have the
                         --------------------------
right, at its election, to terminate the Executive's employment under this Agreement by written notice to the Executive for "Cause" (as defined below) or for any other reason. As used herein, Cause shall be deemed to exist where (i) the Board shall have notified the Executive in writing of its reasonable determination that there shall have occurred any intentional or willful failure, or failure due to bad faith, by the Executive to perform his duties hereunder, or that the Executive has breached any of his material covenants under this Agreement; (ii) the Executive's conviction of, or entry of a plea of nolo contendere in respect of, any felony or a misdemeanor that, in the case of a misdemeanor, results in, or is reasonably expected to result in, material economic or reputational injury to the Company or any parent or subsidiary corporation or any affiliate thereof; (iii) the Executive shall have engaged in gross negligence or willful misconduct that is materially economically injurious to the Company or any parent or subsidiary corporation or any affiliate thereof; or (iv) ) any material breach of this Agreement by the Executive. The Company may terminate this Agreement for Cause only if the Company shall have given written notice to the Executive specifying the claimed Cause; and in the case of
(i) and (iv) above, the Executive fails to cure (if curable) the claimed breach within 30 days after receipt of the applicable notice. If the Company terminates the Executive's employment for Cause, the Company shall pay the Executive the amounts set forth in (c)(i)(A) below. If the Company terminates the Executive's employment under this Agreement for any reason other than Cause, death, or Disability, the Company shall pay the Executive the amounts set forth in
(c)(i)(D) below.

          (b)            Termination by the Executive.  The Executive shall have
                         ----------------------------
the right, at his election, to terminate this Agreement for "Good Reason" (as defined below) by written notice to the Company to that effect within 30 days of Executive's knowledge of an event giving rise to Good Reason. As used herein, Good Reason shall mean any of the following (without the Executive's consent):
(i) any relocation of the Executive's principal office at the Company to a location outside of New York City, except for required travel in connection with the Company's business; (ii) any reduction in the Executive's title or reporting responsibilities or any material reduction in the Executive's duties or responsibilities; (iii) any failure to pay the Executive his compensation under Sections 3 and 4 when due pursuant to the terms of this Agreement; (iv) any material breach of this Agreement by the Company; (v) any termination of employment by Executive for any reason that occurs within 90 days following the first anniversary of a Change in Control (as defined below) or (vi) any termination of the Executive's employment under this Agreement by the Executive within 30 days following the Company providing notice to Executive under Section 2 hereof not to extend the Term. The Executive may terminate this Agreement for Good Reason only if the Executive shall have given written notice to the Company specifying the claimed Good Reason, and the Company fails to correct (if correctable) the claimed breach within 30 days after the receipt of the applicable notice. For purposes of this Agreement, a "Change in Control" of the Company occurs if (i) any "Person" (as such term is used in Sections 13(d) and

14 of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than (A) DLJ Merchant Banking II, Inc. or any of its affiliates or any combination thereof (collectively, the "DLJ Entities"), (B) William J. Fox or any of his affiliates or any combination thereof (collectively, the "Fox Parties"), or (C) any combination of DLJ Entities and/or the Fox Parties, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled vote for the election of directors of the Company or (ii) the Board shall approve a sale of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, other than to an entity owned or controlled by the DLJ Entities or the Fox Parties or any combination thereof.

                  (c)    Effect of Termination.
                         ---------------------

                         (i) Upon termination of the Executive's employment under this Agreement by reason of the causes described below, the following shall be applicable to sums otherwise due to the Executive, notwithstanding anything to the contrary herein:

                                    (A) should this  Agreement be  terminated by
                  the Company for Cause or by the Executive for any reason other than Good Reason, the Executive shall have no right to any further compensation beyond the date of termination of the
                  Agreement;  provided,  that,  Executive's  Base  Salary  shall
                              --------   ----
                  accrue and be paid through the date of such termination and Executive shall be entitled to any bonus payment due pursuant to Section 3(b) for the fiscal year prior to the fiscal year in which such termination occurred;

                                    (B) should this  Agreement be  terminated by
                  reason of the Executive's death, the Executive's Base Salary shall accrue and be paid through the date of death; to the extent not previously paid, any bonus payment due pursuant to
                  Section 3(b) for the fiscal year prior to the fiscal year in which death occurred shall be paid; and any bonus payment due pursuant to Section 3(b) for the fiscal year in which death occurred shall be prorated to reflect only that portion of the year during which the Executive performed services hereunder;

                                    (C) should this  Agreement be  terminated by
                  reason of Disability pursuant to Section 5(b), the Executive's Base Salary shall accrue and be paid through the end of the Disability Period; to the extent not previously paid, any bonus payment due pursuant to Section 3(b) for the fiscal year prior to the fiscal year in which Disability occurred shall be paid; any bonus payment due pursuant to Section 3(b) for the fiscal year in which Disability occurred shall be prorated to reflect only that portion of the year prior to the end of the Disability Period; and

                                    (D) should this  Agreement be  terminated by
                  the Executive for Good Reason, or by the Company for any reason other than Cause or the Executive's death or Disability, the Executive's Base Salary shall accrue and be paid through the date of such termination; and, to the extent not previously paid, any bonus payment due pursuant to Section 3(b) for the fiscal year prior to the fiscal year in which termination occurred shall be paid. In addition, in such event, the Executive shall be entitled to receive severance payments in an amount equal to his Base Salary for the remainder of the Term, but not more than twenty-four months. Such Base Salary shall be payable to Executive in the following manner: (i) one-half of such amount shall be due and payable upon such termination and (ii) one-half of such amount shall be due and payable in twelve equal monthly installments after such termination. In addition, Executive shall receive a pro-rata Bonus for the year of termination at the same time as the Bonus would otherwise be payable; provided, that,
                                                               --------    ----
                  Executive would be entitled to a Bonus had he remained employed through the end of the fiscal year in which the termination occurred. Notwithstanding the foregoing, in the event the Executive breaches the provisions of Section 8, 9, 10, 11 or 12 hereof, then the Company shall have no obligation to pay any amounts due under the preceding sentences of this clause (D) in respect of the period from and after the date on which such breach occurs.

                         (ii) In the event of termination of the Executive's employment under this Agreement, whether by the Company or the Executive, or pursuant to the expiration of this Agreement in accordance with Section 2, the Executive shall be deemed to have resigned all offices and directorships held with the Company and any direct or indirect parent or subsidiary Company and any affiliate thereof and shall deliver such resignations or other instruments as reasonably requested by the Company in connection with or evidencing such resignations; provided that such resignations shall not be deemed to constitute a waiver of any right to indemnification accrued to the benefit of the Executive prior thereto.

                         (iii) In all cases of termination, whether by the Company or the Executive, or pursuant to the expiration of this Agreement in accordance with Section 2, the Company will reimburse the Executive for all out-of-pocket expenses with respect to which the Executive is entitled pursuant to Section 4(c) through the date of termination and he shall be entitled to any earned, but unpaid Acquisition Bonus due pursuant to
                  Section 3(f).  All payments shall be made for purposes of this
                  Section 6(c)(iii) at the time they would have been made if this Agreement had not been terminated.

                         (iv) In the event of termination of the Executive's employment under this Agreement, whether by the Company or the Executive, or pursuant to the expiration of the Agreement in accordance with Section 2, the payments, if any, required to be provided to Executive pursuant to this Section 6 shall be in full and complete satisfaction of any and all obligations owing to Executive pursuant to this Agreement.

         7.       Mitigation. The Company acknowledges that upon any termination
                  ----------
of the Executive's employment, the Executive shall not have any obligation to seek or obtain other employment in any position to mitigate any damages to which the Executive may be entitled by reason of any termination of this Agreement (whether by the Company without Cause or otherwise).

         8.       Return of Property  and  Nondisclosure.  Upon  termination  or
                  --------------------------------------
expiration of his employment, the Executive will promptly deliver to the Company all data, lists, information, memoranda, documents and all other property belonging to the Company or containing "Confidential Information" or "Trade Secrets" of the Company (both as defined below), including, among other things, that which relates to services performed by the Executive for the Company, or was created or obtained by the Executive while performing services for the Company or by virtue of the Executive's relationship with the Company, except that Executive shall have no obligation to deliver to the Company his rolodex, calendars and any documents containing Executive's personal contacts or information. Except as required in order to perform his obligations under this Agreement, the Executive shall not, without the express prior written consent of the Company, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly, in any way, for any person or entity any of the Company's Confidential Information or Trade Secrets at any time (during or after the Executive's employment) during which data or information continues to constitute Confidential Information or a Trade Secret. For purposes of this Agreement, "Confidential Information" of the Company shall mean any valuable, competitively sensitive data and information related to the Company's business other than Trade Secrets that are not generally known by or readily available to the Company's competitors other than as a result of a disclosure directly or indirectly by the Executive. "Trade Secrets" shall mean information or data of the Company including, but not limited to, technical or non-technical data, financial information, programs, devices, methods, techniques, drawings, processes, financial plans, product plans, or lists of actual or potential customers or suppliers, that: (a) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (b) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting the Executive's obligations under this Agreement.

         9.       Noncompetition.   The  Executive   acknowledges  that  he  has
                  --------------
substantial experience and expertise in the business of the Company and that, as such, the services to be performed by him are of a special, unique, unusual, extraordinary and intellectual character. The Executive further acknowledges that the nature of the services, position and expertise of the Executive are such that he is capable of competing with the Company. In consideration of this Employment Agreement, the Executive shall not, without the prior written consent of the Board, during the "Restricted Period" (a) directly or indirectly be employed by or render any advice or services, whether or not for compensation, to any "Person" engaged in any "Competitive Business," (b) directly or indirectly engage in any Competitive Business, (c) directly or indirectly be interested, whether or not for compensation, in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; provided, however, that in the case of a Competitive Business whose shares of
--------   -------
common stock are traded on a national securities exchange in the United States or in the over-the-counter market, the Executive may acquire, directly or indirectly, an interest in such shares of common stock not to exceed five percent (5%) of the outstanding shares of common stock of such company. For purposes of this Section, "Restricted Period" shall mean while the Executive is employed by the Company and either for a period of two years thereafter if Executive is terminated by the Company without Cause or by Executive for Good Reason or for a period of one year thereafter if Executive is terminated for any other reason. For purposes of this Section, any "Competitive Business" shall mean any Person that is engaged in the manufacturing of, acting as the selling agent or other representative for a manufacturer of, or otherwise selling and causing (on such Person's behalf, other than as the ultimate customer) the manufacturing of, olfactory, cosmetic/skincare (including but not limited to treatment, makeup and lipstick) and flavor sampling products, nail and haircare sampling products and single dosage sampling products in the United States, Canada, Europe, South America, Asia, Australia and the Middle East. For purposes of this Section, "Person" shall mean any Company, partnership, association, trust, individual or any other entity. In the event that any provision of this
Section is considered by a court of competent jurisdiction to be excessive in its duration, in the area to which it applies or in any other respect, it shall be considered modified and valid for such duration, for such area and in such other, respects as such court may determine reasonable under the circumstances. Notwithstanding the foregoing, nothing contained in this Section 9 shall prevent Executive from engaging in the activities described in clauses (a) and (b) of this paragraph with any Person who conducts a Competitive Business if such Competitive Business represents less than 5% of the consolidated net revenues of such Person; provided that Executive does not directly engage in such
                --------  ----
Competitive Business for such Person.

         10.      Nonsolicitation.  During the Restricted  Period, the Executive
                  ---------------
will not, directly or indirectly, without the prior written consent of the Company as approved by the Board, solicit or attempt to solicit any employee, consultant, contractor or other personnel of the Company to terminate, alter or lessen that party's affiliation with the Company or to violate the terms of any agreement or understanding with the Company except in the furtherance of the Executive's duties hereunder.

         11.      Original  Material.   The  Executive   acknowledges  that  the
                  ------------------
compensation paid to the Executive by the Company during the Executive's employment by the Company is intended to and does compensate the Executive for the Executive's originality, innovativeness and inventiveness as it relates to the Company or its business. The Executive agrees that any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating to the Company or its business, including, without limitation, computer apparatus, programs and manufacturing techniques, whether or not protectable by patent or copyright, that have been originated, developed, made, conceived, authored or reduced to practice by the Executive alone or jointly with others during the term of Executive's employment with the Company shall be the property of and belong exclusively to the Company. The Executive shall promptly and fully disclose to the Company the origination or development by the Executive of any such material, shall provide the Company with any information. that it may reasonably request about such material and shall execute such agreements, assignments or other instruments as may be reasonably requested by the Company to reflect such ownership by the Company.

         12.      Post-Employment  Property.  The Executive  agrees that any and
                  -------------------------
all intellectual property that the Executive invents, discovers, originates, makes, conceives, creates or authors either solely or jointly with others and that is the result of or is substantially derived from Confidential Information or Trade Secrets and is reduced to writing, drawings or practice within two years after the termination of the Executive's employment by the Company for any reason, with or without Cause, shall be the sole and exclusive property of the Company. The Executive shall promptly and fully disclose all such property to the Company, shall provide the Company with any information that it may reasonably request about such property and shall execute such agreements, assignments or other instruments as may be reasonably requested by the Company to reflect such ownership by the Company.

         13.      Taxes, etc. All compensation payable to Executive hereunder is
                  ----------
stated in gross amount and such compensation and all other compensation payable or deemed to be payable to Executive hereunder or pursuant to any other compensation, benefit or similar plan or arrangement of the Company or any direct or indirect parent or subsidiary Company shall be subject to all applicable withholding taxes, other normal payroll and any other amounts required to be withheld by any federal, state, local or foreign statute, law, regulation, ordinance or order (collectively, "Withholding Amounts"). To the extent not withheld by the Company or any direct or indirect parent or subsidiary Company, the Executive shall be liable for and shall remit to the Company or any direct or indirect parent or subsidiary Company any such Withholding Amounts; provided that in lieu thereof, the Company or any direct or indirect parent or subsidiary Company shall have the right to setoff any such Withholding Amounts against any and all amounts owed or payable to the Executive.

         14.      Specific Remedies. In the event of the violation or threatened
                  -----------------
violation by the Executive of any of the covenants or provisions of Sections 8, 9, 10, 11 or 12 hereof, the Company shall have (i) the right and remedy of specific enforcement and performance of Sections 8, 9, 10, 11 and 12, including injunctive relief, it being acknowledged and agreed that any such violation or threatened violation will cause irreparable injury to the Company and that monetary damages will not provide an adequate remedy to the Company, and (ii) rights to any and all damages available as a matter of law.

         15.      Notices.  Any notices  required to be given hereunder shall be
                  -------
in writing and shall be deemed given when personally delivered, telexed or sent certified mail, return receipt requested, or sent via express air delivery service, to the parties at the addresses set forth below, or at such other address as a party shall have given notice thereof to the other party:

         Executive:

                  William J. Fox
                  P.O. Box 893
                  Alpine, New Jersey 07620-0893


         Company:

                  AKI, Inc.
                  1815 East Main Street
                  Chattanooga, Tennessee  37404
                  Attention:  Chief Financial Officer

         With a copy to:

                  DLJ Merchant Banking
                  277 Park Avenue
                  New York, NY 10172
                  Attn: Thompson Dean

         16.      General.

                  (a) This Agreement shall be governed by and construed under the laws and decisions of the State of New York with respect to contracts and agreements which are entirely made and entered into therein, without regard to such states conflict of law principles. Any dispute, controversy or claim arising out of or in connection with this Agreement shall be determined and settled by arbitration in the County of New York, State of New York conducted under the commercial arbitration rules of the American Arbitration Association ("AAA") in accordance with the then existing rules, regulations, practices and procedures of the AAA, provided, however, that if the Company or the Executive
                       --------   -------
seek injunctive relief to prohibit violations of this Agreement, the party seeking such relief shall be entitled to do so in a Court of Law, including, without limitation, the Supreme Court of the State of New York, County of New York.

                  (b) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all previous written and oral agreements between the parties with respect to the subject matter set forth herein.

                  (c) This Agreement may not be modified or amended except by a writing signed by both of the parties hereto.

                  (d) Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If the covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

                  (e)    The  following   provisions  of  this  Agreement  shall
survive its expiration or termination for any reason: Sections 7, 8, 9, 10, 11, 12, 13, 14, 15 and 16.

                  (f)    This    Agreement   may   be   executed   in   multiple
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                  (g) The headings and titles to the paragraphs of this Agreement are inserted for convenience only and shall not be deemed a part of or affect the construction or interpretation of any provisions hereof.

                  (h) All references to Sections shall, unless otherwise specified, be to Sections of this Agreement.

                  (i) By executing this Agreement, Executive represents that neither (i) the negotiation or execution of this Agreement nor (ii) the performance of his duties and obligations hereunder, shall violate any other agreement to which Executive is bound or subject.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                       AHC I  Acquisition Corporation



                                       By:      /s/ Thompson Dean
                                                --------------------------------
                                                Thompson Dean



                                       AKI Holding Corp.



                                       By:      /s/ Thompson Dean
                                                --------------------------------
                                                Thompson Dean



                                       AKI, Inc.



                                       By:      /s/ Thompson Dean
                                                --------------------------------
                                                Thompson Dean


                                       William J. Fox


                                       By:      /s/ William J. Fox
                                                --------------------------------
                                                William J. Fox

                         Exhibit A - Stock Option Terms


* Executive will be granted options to acquire _____ shares (representing 5% of the total shares outstanding on a fully diluted basis on date of grant) under AHC I Acquisition Corp. 1998 Stock Option Plan with an exercise price equal to $1.00 per share. In the event DLJ makes an additional investment in the common equity of the Company, Executive shall be entitled to an additional grant of shares representing 5% of the shares issued with respect to the first $15 million invested; 2% of the shares issued with respect to the next $15 million invested; and 1% of the shares issues with respect to any investment thereafter (in each case calculated after giving effect to the shares covered by such options).


 * To the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended, all Options shall be "incentive stock options."


  * 25% of the Options will vest on July 1, 1999. An additional 8-1/3% of the Options will vest on each of July 1, 2000, 2001 and 2002 (the "Time Vested Options"). In addition, 16- 2/3% of the Options will vest as of June 30 of each of 2000, 2001 and 2002, subject to achievement of Plan EBITDA (as defined below) for the relevant fiscal year (the "Performance Vested Options"). Plan EBITDA will be determined on the grant date in the same manner as Target EBITDA is determined in the Employment Agreement. Notwithstanding the foregoing, provided Executive is then employed, all Options shall vest upon the eighth anniversary of the date of grant. Upon a Change in Control (as defined in the Employment Agreement), each Time Vested Option and Performance Vested Option may, at the discretion Committee, be terminated within a specified number of days after notice to Executive, in which case Executive will receive, in respect of each share which such Option then is exercisable after taking into account the vesting of the Option as a result of such Change in Control as provided herein, an amount equal to the excess of the then fair market value of such share over the exercise price per share, payable in the same consideration received by the stockholders of the Company upon the closing of such transaction. All Time Vested Options will become exercisable upon a Change in Control. Performance Vested Options shall immediately become exercisable to purchase that number of shares of the Company subject to the Option that would otherwise be exercisable upon the achievement of Ceiling EBITDA for fiscal years of the Company that have not been concluded at the time of the Change in Control; provided, however, that
                                                         --------  -------
         upon such a Change in Control the DLJ Entities (as defined in the Employment Agreement) shall have realized aggregate cash proceeds from the sale or other disposition of their equity interests (whether common or preferred) in the Company to third parties not affiliated with the DLJ Entities of at least the following: (i) if the Change in Control occurs prior to December 15, 1999, the DLJ Entities shall have realized an amount equal to at least 200% of their Equity Investment (as defined); (ii)if the Change in Control occurs on or after December 15, 1999 but prior to December 15, 2000, the DLJ Entities shall have realized an amount equal to at least 300% of their Equity Investment; and (iii) if the Change in Control occurs on or after December 15, 2000, the DLJ Entities shall have realized an amount equal to at least

         350% of their Equity Investment. "Equity Investment" shall mean the aggregate amount invested by the DLJ Entities in equity interests (whether common or preferred) in the Company or any of its affiliates.


* If Plan EBITDA is not achieved in a particular year, but Floor EBITDA is achieved (90% of Plan EBITDA for the relevant year), then a pro-rata portion of such Options will vest on a straight-line basis based on the ratio of (i) the excess of actual EBITDA over Floor EBITDA and (ii) the excess of Plan EBITDA over Floor EBITDA. In addition, excess Plan EBITDA may be carried forward and backward, subject to Ceiling EBITDA (110% of Plan EBITDA for the relevant year).


* There will not be adjustments to Plan EBITDA for acquisitions if DLJ Merchant Banking does not make an additional investment in the Company. EBITDA targets will be adjusted in the same fashion as provided in the Employment Agreement.


* Upon grant of such Options, Executive shall sign and become a party to the Shareholders Agreement and shall be subject to all of the terms and conditions thereof.


* Options expire upon the earliest to occur of the following: (i) expiration of 10 years from the date of grant; (ii) 30-days following a voluntary termination of employment by Executive (unvested options are cancelled); (iii) immediately upon termination by the Company for Cause (vested and unvested); (iv) 90-days following a termination of employment for Good Reason or by the Company without Cause (unvested options are cancelled upon termination); (v) one-year following a termination for Disability or death (unvested options are cancelled upon termination). Notwithstanding the foregoing, in the event Executive is terminated by the Company without Cause or by the Executive for Good Reason within 6-months of the date that a tranche of Time Vested Options would otherwise become vested, then Executive shall become vested in a pro-rata portion of such tranche on a straight-line basis based on the ratio of (i) the number of days worked in such vesting cycle over (ii) 365.


* To the extent permitted under applicable law, including federal and state securities law, the Option Agreement shall permit share withholding for the payment of any taxes and shall permit cashless exercise; provided, that, such cashless exercise does not result in an accounting charge for the Company.